Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196760, No. 333-219596), Form S-8 (No. 333-229420, No. 333- 222361, No. 333-208126, No. 333-199752), of MICT, INC. (the "Company") of our report dated February 19, 2020, relating to the consolidated financial statements of the Company included in this annual report on Form 10-K for the fiscal year ended December 31, 2019.

/s/ Ziv Haft
Ziv Haft
Certified Public Accounts (Isr.)
BDO Member Firm

Tel Aviv, Israel

February 19, 2020